Exhibit 99.1

ConvergeOne Announces Planned Strategic Acquisition of Venture Technologies

ConvergeOne Expands Collaboration Capabilities and National Footprint with Acquisition

EAGAN, Minn., December 11, 2018 — ConvergeOne Holdings, Inc. (Nasdaq: CVON), a leading global IT services provider of collaboration and technology solutions, today announced that it has signed an agreement to acquire VT Consolidated, Inc. (“Venture Technologies”), a leading solutions integrator headquartered in Ridgeland, Mississippi. WhiteLight Group, a business application consulting entity acquired by Venture Technologies in 2016, is not included in this transaction. Venture Technologies delivers premise infrastructure solutions, collaboration solutions, and cloud services to businesses nationwide. Completion of the transaction is expected to occur within 30 days.

“This acquisition will complement ConvergeOne’s already comprehensive portfolio and expand the collaboration solutions we offer customers today,” said John A. McKenna Jr., Chairman and CEO, ConvergeOne. “Venture Technologies has a strong portfolio of cloud and data center services, as well as business expertise in the education, healthcare, and financial services verticals. This acquisition will enable ConvergeOne to increase our presence in the southern and western United States and advance our leadership position as a single-source provider of collaboration cloud offers, services, and support.”

ConvergeOne serves as a trusted advisor to more than 10,400 customers, including 62 percent of the Fortune 100 and 48 percent of the Fortune 500 customers across the healthcare, finance, manufacturing, education, and energy industries.

Growth through acquisition is an integral part of ConvergeOne’s long-term business strategy to develop a comprehensive portfolio that provides one of the broadest and deepest solution offers in the industry.

“Venture Technologies’ 32 years of success is grounded in the principles of honoring commitments and treating our staff, customers and technology partners with integrity and respect,” said Gerard Gibert, CEO, Venture Technologies. “From initial discussions with ConvergeOne, it was evident that our companies share these values. By joining ConvergeOne, our customers will gain access to a broader solutions portfolio, and our staff will have access to expanded opportunities afforded by a growing, nationwide organization. We are thrilled to be joining the ConvergeOne team.”

About Venture Technologies

Venture Technologies, Inc. is a premier IT solutions provider that delivers Premise Infrastructure Solutions, Collaboration Solutions and, VTCloud® Services and Business Applications Consulting Services to private and public organizations throughout the United States and abroad. Venture Technologies offers a powerful convergence of technology infrastructure and business applications, providing expanded services, security and reliability. More information is available at www.ventech.com.

About ConvergeOne

Founded in 1993, ConvergeOne is a leading global IT services provider of collaboration and technology solutions for large and medium enterprises with decades of experience assisting customers to transform their digital infrastructure and realize a return on investment. Over 10,400 enterprise and mid-market customers trust ConvergeOne with collaboration, enterprise networking, data center, cloud and security solutions to achieve business outcomes. Our investments in cloud infrastructure and managed services provide transformational opportunities for customers to achieve financial and operational benefits with leading technologies. ConvergeOne has partnerships with more than 300 global industry leaders, including Avaya, Cisco, IBM, Genesys and Microsoft to customize specific business outcomes. We deliver solutions with a full lifecycle approach including strategy, design and implementation with professional, managed and support services. ConvergeOne holds more than 6,000 technical certifications across hundreds of engineers throughout North America including three Customer Success Centers. More information is available at convergeone.com.

Forward-Looking Statements

This press release includes “forward-looking statements” including, but not limited to, statements relating to the integration of Venture Technologies, the operation of the Venture Technologies business and the achievement of synergies and efficiencies, in each case following the acquisition. These forward-looking statements reflect ConvergeOne’s current views and information currently available. This information is, where applicable, based on assumptions that ConvergeOne believes, as of the date hereof, provide a reasonable basis for the information contained herein. Forward-looking statements can generally be identified by the use of forward-looking words such as “may,” “will”, “would”, “could”, “expect” or other similar words, and include statements regarding ConvergeOne’s plans, strategies, objectives and targets.

These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are outside the control of ConvergeOne. These risks, uncertainties, assumptions and other important factors include, but are not limited to: (1) the possibility that ConvergeOne may be adversely affected by economic, business, and/or competitive factors; (2) ConvergeOne’s ability to identify and integrate acquisitions and achieve expected synergies and operating efficiencies in connection with acquired businesses; (3) changes in applicable laws or regulations; and (4) other risks and uncertainties indicated from time to time in the reports ConvergeOne files with the Securities and Exchange Commission including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

Actual results, performance or achievements may differ materially, and potentially adversely, from any forward-looking statements and the assumptions on which those vary from forward-looking statements are based. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as such statements are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond ConvergeOne’s control. All information herein speaks only as of the date hereof. Except as required under applicable law, ConvergeOne undertakes no duty to update or revise the information contained herein.

Media Contact:

Scott Clark

Vice President, Marketing, ConvergeOne

651.393.3957

sclark@convergeone.com

Investor Relations:

Scott MacDonald

651.393.6399

smacdonald@convergeone.com